Exhibit 10.6

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is dated as of June 25, 2009, by and between Arrowhead Research Corporation, a Delaware corporation (the “Corporation”), and TEL Venture Capital, Inc. (the “Holder”). The Corporation and each Holder are referred to as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Corporation and the Holder are shareholders of Unidym, Inc., a Delaware corporation (“Unidym”);

WHEREAS, the Holder desires to exchange shares of Series C Preferred Stock, $0.0001 par value per share and Series C-1 Preferred Stock, $0.0001 par value per share, of Unidym (each, a “Unidym Share” and, collectively, the “Unidym Shares”) in the amounts set forth on Exhibit A, attached hereto for common stock of the Corporation, $0.001 par value per share (each, an “Arrowhead Share” and, collectively the “Arrowhead Shares”);

WHEREAS, the Corporation desires to exchange (the “Exchange”) one newly issued and unregistered Arrowhead Share for each Unidym Share and the agreement of the Holder to certain restrictions on the transfer and sale of any Arrowhead Shares it receives pursuant to this Agreement (the Arrowhead Shares received in the Exchange, referred to in this Agreement as the “Exchanged Shares”); and

WHEREAS, in partial consideration for the Exchange and to the extent Holder retains any Unidym Shares after the Exchange (“Retained Unidym Shares”), the Corporation desires that the Holder waive certain rights associated with respect to the Unidym Shares and the Retained Unidym Shares;

WHEREAS, the Holder is willing to waive certain rights with respect to the Unidym Shares and confirm that it prepared to waive certain rights with respect to Retained Unidym Shares subject to certain terms and conditions; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Exchange.

(a) Exchange Ratio. The Corporation and the Holder hereby agree to exchange at the Closing the Unidym Shares in the amounts set forth on Exhibit A, attached hereto, for Arrowhead Shares in the following ratio: one Unidym Share for one Arrowhead Share (1:1).

(b) Exchange. To effect this exchange, the Holder will deliver to the Corporation the stock certificate or certificates representing the Unidym Shares together with duly executed stock powers related thereto and the Corporation will deliver to the Holder a stock certificate or certificates representing the Exchanged Shares.

2. The Closing.

(a) Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Arrowhead Research Corporation at 10:00 a.m., Los Angeles time, on such date as agreed to by the parties on or after the date the conditions to closing set forth in this Agreement are satisfied (“Closing Date”), or at such other place, date or time as the parties may mutually agree in writing.

(b) Conditions to Closing of Holder. The obligation of the Holder to consummate the transactions on the Closing Date as contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(i) the Corporation shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by the Corporation hereunder on or prior to the Closing Date;

(ii) the representations and warranties of the Corporation contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date;

(iii) the Corporation shall have delivered to the Holder one or more stock certificates evidencing such Holder’s ownership of the Exchanged Shares to be delivered on the Closing Date duly executed by the Corporation;

(iv) the Corporation shall have delivered to the Transfer Agent the instructions and pre-authorizations described in Section 5(b) of this Agreement relating to the acceptance of the opinion of counsel satisfactory to the Corporation authorizing the removal of the legends from the Exchanged Shares after the expiration of the Prohibited Period (as defined herein); and

(v) the Corporation shall have received all third party consents and all authorizations, consents and approvals of any Governmental Authority necessary to consummate the transactions contemplated hereby.

(c) Conditions to Closing of Corporation. The obligation of the Corporation to consummate the transactions on the Closing Date shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(i) The Holder shall have each performed and complied in all material respects with all obligations and agreements required to be performed and complied with by each Holder hereunder on or prior to the Closing Date;

(ii) Holder shall have delivered to Corporation evidence and supporting documents satisfactory to Corporation that the Holder has complied with or obtained all necessary consents under the terms and conditions of the Amended and Restated Right of first Refusal and Co-Sale Agreement, (the “ROFR and Co-Sale Agreement”) to exchange all the Unidym Shares free and clear of any Claims as required under this Agreement and with the requested assistance of the Corporation in obtaining such consents as set forth in Section 11(b) of this Agreement;

(iii) the representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date;

(iv) Holder shall have delivered to the Corporation a certificate or the certificates representing all the Unidym Shares owned by Holder to be exchanged on such date and related executed stock powers; and

(v) Holder shall have received all third party consents and all authorizations, consents and approvals of any Governmental Authority necessary to consummate the transactions contemplated hereby.

3. Representations and Warranties of the Corporation. The Corporation represents and warrants to Holder as follows:

(a) Corporate Status. The Corporation is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware with full right, power and authority to execute, deliver and perform this Agreement.

(b) Authorization/Enforceability. This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms and conditions. The Corporation need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

(c) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Corporation is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under the certificate of incorporation or bylaws of the Corporation, or any agreement, contract, lease, license, instrument, or other arrangement to which the Corporation is a party or by which it is bound or to which any of its assets is subject.

(d) Consents/Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or other Person or entity is required for the issuance and sale of the Exchanged Shares by the Corporation to Holder or the consummation by the Corporation of the transactions contemplated by this Agreement.

(e) Exchanged Shares Authorization. The Exchanged Shares have been duly authorized and, when issued and delivered, will be duly and validly issued and fully paid and nonassessable. Upon consummation of the transactions contemplated hereby, good and valid title to the Exchanged Shares, free and clear of all Claims, will be transferred by the Corporation to Holder.

(f) The Corporation has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of an investment in and holding the Unidym Shares. The Corporation acknowledges that it has had access to all information concerning Unidym and it businesses, assets, liabilities, financial statements, and obligations which have been requested and has been provided the opportunity to ask questions of and receive answers from Unidym to fully and effectively evaluate the Exchange and the transactions contemplated herein. The Corporation acknowledges that Holder has not made, and the Corporation is not relying upon, any representations or warranties by Holder with respect to the business, operating or financial condition of Unidym.

(g) The Corporation understands that the Unidym Shares (and any Common Stock issued on conversion thereof) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Unidym Shares (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Securities Act, the Unidym Shares (and any Common Stock issued on conversion thereof) must be held indefinitely. In particular, the Corporation is aware that the Unidym Shares (and any Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about Unidym. Such information is not now available and the Corporation acknowledges that Unidym has no present plans to make such information available.

4. Representations and Warranties of Holder. The Holder represents and warrants to the Corporation as follows:

(a) Legal Capacity. The Holder has full legal right, power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Holder, enforceable in accordance with its terms and conditions. Holder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party or Governmental Authority in order to consummate the transactions contemplated by this Agreement. Holder has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of formation, and it has properly taken all corporate, limited liability, partnership or other action required to be taken by such Holder with respect to the execution and delivery of this Agreement and consummate the transactions contemplated by this Agreement.

(b) Title to Unidym Shares. Holder is the lawful record and beneficial owner of the Unidym Shares that will be transferred pursuant to Section 1 of this Agreement with good and marketable title thereto, and the Holder has the right to sell, assign, convey, transfer and deliver the Unidym Shares and any and all rights and benefits incident to the ownership thereof (including, without limitation, any registration or other rights pertaining to the Unidym Shares and the shares of common stock underlying such securities), all of which rights and benefits are transferable by the Holder to the Corporation pursuant to this Agreement, free and clear of all

Claims, except as set forth on the attached Schedule 4(b). The exchange of the securities as contemplated herein will (i) pass good and marketable title to all the Unidym Shares transferred pursuant to Section 1 of this Agreement to the Corporation, free and clear of all Claims, and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such securities (including, without limitation, any registration or other rights pertaining to the securities and the shares of common stock underlying such securities).

(c) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Holder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, organizational document, bylaws, partnership agreement, trust agreement, agreement any trust is bound by, contract, lease, license, instrument, or other arrangement to which Holder, as applicable, is a party or by which it is bound or to which any of its assets is subject.

(d) Consents/Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or other entity or Person is required for the Exchange or the consummation by Holder of the transactions contemplated by this Agreement.

(e) Investment Representations.

(i) Holder qualifies as an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and is acquiring the Exchanged Shares hereunder for its own account and with no intention of distributing or selling the Exchanged Shares except pursuant to a registration or an available exemption under applicable law. Holder understands that the Exchanged Shares have not been (and are not being) registered under the Securities Act by reason of their contemplated issuance in transaction(s) exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof (including the rules and regulations promulgated thereunder), and that the reliance of the Corporation on such exemption from registration is predicated in part on the representations and warranties of Holder hereunder.

(ii) Holder agrees that it will not sell or otherwise dispose of any of the Exchanged Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws of any State.

(iii) Holder understands that a restrictive legend consistent with the foregoing set forth in Section 11(a) of this Agreement has been or will be placed on the certificates evidencing the Exchanged Shares to be issued to it hereunder, and related stop transfer instructions will be noted in the transfer records of the Corporation and/or its transfer agent for the Exchanged Shares during the Prohibited Period.

(iv) Holder represents that it is not an Affiliate (as defined herein) of the Corporation and will covenant and agree that if it becomes an Affiliate, it will promptly provide notice to the Corporation of such status and comply with insider trading laws and policies and the applicable “control securities” provisions of Rule 144 in addition to any other obligations set forth in this Agreement.

(v) Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of an investment in the Exchanged Shares. Holder acknowledges that it has had access to all information concerning the Corporation and Unidym and their respective businesses, assets, liabilities, financial statements, and obligations which have been requested and has been provided the opportunity to ask questions of and receive answers from the Corporation and/or Unidym to fully and effectively evaluate the Exchange and the transactions contemplated herein. Holder understands that a new holding period for purposes of Rule 144 under the Securities Act will be triggered with respect to the Exchanged Shares, and such Holder is able to bear the economic risk of loss of the investment in such Exchanged Shares and is able to afford a complete loss of such investment.

5. Covenants.

(a) Current Public Information. Until such time as Rule 144 of the Securities Act or another similar exemption under the Securities Act is available for the sale of all of Holder’s Exchanged Shares during any ninety (90) day period, the Corporation agrees to use commercially reasonable efforts to keep current in the filing of its quarterly and annual reports as required under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), in order to allow resales under Rule 144 of the Securities Act, it being understood that the Holder shall remain subject to the contractual lock-up and prohibited sales period set forth in this Agreement. The Corporation shall notify Holder during any period it is not current with any such filing and shall take all commercially reasonable steps to cure any such late filing in a timely fashion.

(b) Removal of Legend. The Corporation shall use commercially reasonable efforts with the assistance of the Holder to facilitate removal of the restrictive legends set forth in Section 11(a) of this Agreement from the Exchanged Shares within ten (10) business days after expiration of the Prohibited Period (provided certificates have been submitted to the Transfer Agent prior to the end of the Prohibited Period). If for any reason the Legend cannot be removed as contemplated by this section, the Corporation shall use commercially reasonable efforts to work with the Holder to find an alternative solution that does not require any extraordinary or material costs to be incurred by the Corporation and the liquidated damages contemplated by this section shall not apply.

6. Restrictions on Exchanged Shares.

(a) Prohibited Sale Period. For a period of twelve (12) months from the Closing Date (the “Prohibited Period”), Holder agrees that it shall not (i) offer, sell, contract to sell, pledge or otherwise dispose of any of such Holder’s Exchanged Shares (or securities convertible into or exchangeable for such Exchanged Shares) received in the Exchange, whether held directly or indirectly, or (ii) enter into a transaction which would have the same effect, or enter into any swap, option, contract to purchase or sell, hedge or other arrangement that transfers, in whole or in part, any economic consequences of owning any such security.

(b) Permitted Sales. For the purpose of clarification, the Corporation acknowledges that nothing contained in Section 6(a) of this Agreement is intended to restrict Holder’s ability to sell (i) Arrowhead Shares that are not Exchanged Shares that are held or acquired by the Holder in transactions outside of this Agreement in the open market (unless as part of a plan or scheme to evade the terms and conditions of this Agreement); (ii) Exchanged Shares in a private, non-public negotiated transaction in which, if reasonably requested by the Corporation, Holder shall have furnished an opinion of counsel, reasonably satisfactory to the Corporation, that such sale will not require registration of the Exchanged Shares under the Securities Act;; or (iii) shares of Exchanged Shares pursuant to Rule 144, provided that the Exchanged Shares are sold to a single party in a single transaction (the Corporation shall utilize commercially reasonable effort to assist in the identification of such a potential party if desired by Holder) and the proceeds from the sale of such shares are re-invested in an equity financing (including a financing involving debt convertible into equity) of Unidym. Notwithstanding the foregoing, Holder acknowledges that it may be subject to other restrictions imposed on it by the federal or state securities laws of the United States.

7. Termination.

(a) In the event the Closing Date does not occur on or before September 15, 2009, this Agreement may be terminated in writing after such date (i) by the Corporation or (ii) by the Holder upon two (2) days prior written notice to the Corporation.

(b) In the event that any Person exercises its co-sale rights under the ROFR and Co-Sale Agreement, and the number of Unidym Shares to be exchanged is reduced, the Holder shall have the option to terminate this Agreement and withdraw all of Holder’s Unidym Shares from the Exchange, upon two (2) days prior written notice to the Corporation.

8. Indemnification.

(a) The Holder understands and acknowledges that the Corporation is relying on representations, warranties, covenants and agreements made by such Holder to the Corporation in this Agreement. The Holder, as applicable, hereby agrees to indemnify, defend and hold harmless the Corporation and its directors, officers, shareholders, principals, Affiliates, representatives, agents and employees (each, a “Corporation Indemnified Party”), against any and all loss, damage, liability or expense (collectively, “Losses”) which any Corporation Indemnified Party may suffer, sustain or incur by reason of or in connection with or arising under (i) any inaccuracy or breach of representation or warranty of such Holder contained in this

Agreement; (ii) the breach of this Agreement or any covenant or agreement made by such Holder in this Agreement; or (iii) the sale or distribution by such Holder of the Exchanged Shares in violation of this Agreement and/or the Securities Act or any other applicable law. This right to indemnification is in addition to any other remedy available to the Corporation under this Agreement. In no event shall the Holder or its Affiliates or their respective officers, directors, employees, trustees be liable to a Corporation Indemnified Party for indirect, incidental, consequential, special, exemplary or punitive damages or attorney’s fees of any kind.

(b) The Corporation understands and acknowledges that the Holder is relying on representations, warranties, covenants and agreements made by the Corporation to such Holder in this Agreement. The Corporation hereby agrees to indemnify, defend and hold harmless the Holder and its officers, principals, Affiliates, trustees, agents and representatives, as applicable, (each, a “Holder Indemnified Party”), against any and all Losses which any Holder Indemnified Party may suffer, sustain or incur by reason of or in connection with or arising under (i) any inaccuracy or breach of representation or warranty of the Corporation contained in this Agreement; or (ii) the breach of this Agreement or any covenant or agreement made by the Corporation in this Agreement. This right to indemnification is in addition to any other remedy available to each Holder under this Agreement. In no event shall the Corporation or its Affiliates or their respective officers, directors, employees, trustees be liable to a Holder Indemnified Party for indirect, incidental, consequential, special, exemplary or punitive damages or attorney’s fees of any kind.

9. Waiver of Certain Rights. Under the “Unidym, Inc., Subscription Agreement, Series C-1 Preferred Stock” dated November 11, 2008 (the “Holder C-1 Subscription Agreement”), the Holder has certain rights vis-à-vis Unidym with respect to the Unidym Shares and the Retained Unidym Shares. Specifically, Section 5 of the Holder C-1 Subscription Agreement sets forth Optional Put Rights. Section 5.1 sets forth “Put A Right” and Section 5.2 sets forth “Put B Rights.”

(a) Holder hereby irrevocably waives, discharges and declares moot any and all rights it has with respect to both the Put A Right and the Put B Right in their entirety, with respect to the Unidym Shares, effective immediately prior to the Exchange.

(b) To the extent Holder has Retained Unidym Shares subsequent to the Exchange, the Holder hereby confirms that it has agreed to irrevocably waive, discharge and declare moot any and all rights it has with respect to both the Put A Right and the Put B Right in their entirety, with respect to such Retained Unidym Shares, subject only to and effective upon Unidym meeting certain funding requirements on or prior to July 31, 2009 as set forth in the Agreement Regarding Intellectual Property and Waiver of Put Options between Unidym and TEL Venture Capital Inc. dated June     , 2009 attached hereto as Exhibit B.

(c) Except as set forth in this Section 9, the Holder C-1 Subscription Agreement shall remain in force unchanged.

10. Certain Definitions.

(a) “Affiliate” (and, with a correlative meaning, “affiliated”) means, with respect to any Person, any direct or indirect subsidiary of such Person, and any other Person that directly, or through one or more intermediaries, Controls or is Controlled by or is under common Control with such first Person. As used in this definition, “Control” (and, with correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

(b) “Claims” shall mean the following of any nature whatsoever: security interests, liens, deeds of trust, hypothecations, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

(c) “Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, independent or autonomous official authority, agency, department, board, commission or instrumentality of the United States or any other country, or any political subdivision thereof, whether federal, state or local, and any tribunal, court or arbitrator(s) of competent jurisdiction.

(d) “Person(s)” means and includes any natural persons, sole proprietorships, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, all Governmental Authorities and all other entities.

(e) “Transfer Agent” shall mean Computershare Limited, 350 Indiana St., Suite 800, Golden, CO 80401, in its capacity as transfer agent to the Corporation, or any successor transfer agent to the Corporation.

11. Miscellaneous.

(a) Legend Requirement. Each certificate representing Exchanged Shares held or acquired by Holder will contain legends acknowledging that the shares represented by such certificate are restricted securities and are subject to this Agreement, as follows:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NO SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT, TRANSFER OR OTHER DISPOSITION OR OFFER TO DO ANY OF THE FOREGOING MAY BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH

SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

THE OWNERSHIP, ENCUMBRANCE, PLEDGE, ASSIGNMENT, SALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OF STOCK, OR SHARES ISSUED IN LIEU HEREOF, IS SUBJECT TO THE RESTRICTIONS CONTAINED IN AN EXCHANGE AGREEMENT (“EXCHANGE AGREEMENT”) BY AND AMONG THE CORPORATION AND CERTAIN STOCKHOLDERS OF THE CORPORATION THAT REMAINS IN EFFECT UNTIL JUNE 15, 2010. A COPY OF THE EXCHANGE AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATION. ANY ENCUMBRANCE, PLEDGE, ASSIGNMENT, SALE, TRANSFER OR OTHER DISPOSITION OF THIS STOCK CONTRARY TO THE EXCHANGE AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

The Transfer Agent and any applicable broker shall each be instructed not to recognize any transfer by the Holder that does not comply with this Agreement.

(b) Assistance. By executing this Agreement, the Holder hereby requests that the Corporation endeavor to assist Holder (without warranty of any kind) in their compliance with the right of first refusal and co-sale mechanics and requirements set forth in the ROFR and Co-Sale Agreement. The Holder agrees to fully and promptly cooperate with the Corporation.

(c) Equitable Remedy. Each Party shall agree that in addition to any other remedy that may be available to such Party hereunder, the Party shall be entitled to specific performance. Notwithstanding anything to the contrary in this Agreement, each Party shall be responsible for paying its own expenses, including legal fees, incurred in enforcing this Agreement.

(d) Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (i) confirmation of receipt of a facsimile transmission, (ii) confirmation of delivery when delivered by a standard overnight carrier or (iii) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties at the following addresses (or such other address for a Party as shall be specified by like notice):

If to the Corporation, to:	Arrowhead Research Corporation 201 South Lake Avenue, Suite 703 Pasadena, CA 91101 Attention: Dr. Christopher Anzalone Telephone: (626) 304-3400 Fax: (626) 304-3401

If to Holder, to:	TEL Venture Capital, Inc. 2953 Bunker Hill Lane, Suite 300 Santa Clara, CA 95054 Attention: Tetsuo Hirose Telephone: (408) 566-4403 Facsimile: (408) 566-4410

(e) Third-Party Beneficiaries. The Corporation and Holder acknowledge and agree that Unidym is intended to be a third-party beneficiary of Section 9 of this Agreement and that Unidym shall have the right to rely on and enforce Section 9 as if it were party hereto.

(f) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Corporation and the Holder.

(k) Gender. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity or the context may require.

(l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(m) No Presumption Against Drafter. Each of the Parties has jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(n) Successors and Assigns. Except as otherwise specifically provided herein, this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

(o) Survival. All covenants, agreements, representations and warranties made herein shall survive the Closing and the consummation of the Exchange of the Unidym Shares.

IN WITNESS WHEREOF, this Exchange Agreement has been duly executed by or on behalf of each of the parties hereto on the date first above written.

ARROWHEAD RESEARCH CORPORATION, a Delaware corporation

By:	/s/ Christopher Anzalone
Name:	Christopher Anzalone
Title:	CEO and President

HOLDER:

TEL Venture Capital, Inc.

By:	/s/ Mike Yamaguchi
Name:	Mike Yamaguchi
Title:	CEO

Unidym acknowledges and is in agreement with Sections 9 and 11(e) of this Agreement.

UNIDYM, INC:

By:	/s/ Mark Tilley
Name:	Mark Tilley
Title:	CEO

EXHIBIT A – Exchanged Shares

Holder (Name and Address)	Number and Class of Unidym Shares to be Exchanged	Number of Exchanged Shares to be Received
TEL Venture Capital, Inc. 2953 Bunker Hill Lane, Suite 300 Santa Clara, CA 95054	1,111,111 Series C	1,944,444
	833,333 Series C-1